Exhibit 5






                                    May 28, 1999




Metris Receivables, Inc.
600 South Highway 169
Suite 300
St. Louis Park, Minnesota 55426

                  Re:   Registration Statement on Form S-3
                        Registration No. 333-76047
                        ----------------------------------

Ladies and Gentlemen:

            We have acted as special counsel to Metris Receivables, Inc., as transferor (the "Transferor"), in connection with (a) the transfer and assignment of a portfolio of MasterCard and VISA or other revolving consumer credit card accounts, and all monies due or to become due in payment of such receivables (collectively, the "Receivables"), by the Transferor to The Bank of New York (Delaware), as trustee (the "Trustee") for the Metris Master Trust (the "Trust"), formed pursuant to an Amended and Restated Pooling and Servicing Agreement dated as of July 30, 1998, as amended (the "Pooling and Servicing Agreement") by and among the Transferor, Direct Merchants Credit Card Bank, National Association, as servicer (the "Servicer") and the Trustee, to be allocated by the Trust among the interests of the holders of certain Series of Securities to be outstanding from time to time including securities to be offered and sold pursuant to Registration Statement No. 333-76047 on Form S-3, as amended from time to time (the "Registration Statement" and such offered securities, the "Offered Securities").

            In connection with our engagement, we have examined and relied upon the forms of the Pooling and Servicing Agreement and the Underwriting Agreement included as exhibits to the Registration Statement. In addition, we have examined and considered executed originals or counterparts, or certified or other copies identified to our satisfaction as being true copies of such certificates, instruments, documents and other corporate records of the Transferor and matters of fact and law as we deem necessary for the purposes of the opinion expressed below. Capitalized terms not otherwise defined herein have the respective meanings assigned to such terms in the form of Underwriting Agreement filed as an exhibit to the Registration Statement.

            In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the original of such latter documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Transferor and others. In addition, we have assumed that the Underwriting Agreement will be executed and delivered in substantially the form filed as an exhibit to the Registration Statement, and that the Securities will be sold as described therein.

            We express no opinion as to the laws of any jurisdiction other than the laws of the State of Delaware and the laws of the United States of America to the extent specifically referred to herein.

            Based upon and subject to the foregoing, we are of the opinion that, when a particular Series of Securities to be issued pursuant to the Pooling and Servicing Agreement have been duly and validly authorized by the Transferor and when such Securities are executed and delivered by the Transferor and authenticated by the Trustee in accordance with the provisions of the Pooling and Servicing Agreement, and when such Securities are paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, such Series of Securities will be legally issued, fully paid and non-assessable.

            We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate,
                                        Meagher & Flom LLP